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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 2002
                                                     REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              PRI AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                             04-2495703
  (State or other jurisdiction                   (I.R.S. employer
of incorporation or organization)               identification no.)

      805 MIDDLESEX TURNPIKE,                        01821-3986
     BILLERICA, MASSACHUSETTS                        (Zip code)
(Address of principal executive offices)

            PRI AUTOMATION, INC. 1997 NON-INCENTIVE STOCK OPTION PLAN
             PRI AUTOMATION, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              --------------------

                                MITCHELL G. TYSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PRI AUTOMATION, INC.
                             805 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821
                     (Name and address of agent for service)

                                 (978) 670-4270
          (Telephone number, including area code, of agent for service)

                                -----------------

                                 WITH COPIES TO:
                            ROBERT L. BIRNBAUM, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 832-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
   TITLE OF SECURITIES TO BE             AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
          REGISTERED                     TO BE            OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
                                       REGISTERED               SHARE                  PRICE               FEE
------------------------------------------------------------------------------------------------------------------
         common stock,
 par value $0.01 per share (1)     1,300,000 shares (2)      $ 20.60 (3)           $ 26,780,000           $ 6,401
------------------------------------------------------------------------------------------------------------------
         common stock,
 par value $0.01 per share (1)       500,000 shares (4)      $ 17.51 (5)            $ 8,755,000           $ 2,093
------------------------------------------------------------------------------------------------------------------
         Total.........................................................................................   $ 8,494
==================================================================================================================

(1) Each share includes one right to purchase shares of our class one participating cumulative preferred stock pursuant to our rights agreement dated December 9, 1998, as amended.

(2) Represents shares of common stock issuable upon exercise of options granted under the PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan, as amended.

(3) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on December 24, 2001.

(4) Represents shares of common stock issuable upon exercise of options granted under the PRI Automation, Inc. 2000 Employee Stock Purchase Plan, as amended.

(5) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on 85% of the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on December 24, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission:

       (a) our annual report on Form 10-K for the fiscal year ended September 30, 2001;

       (b)   our current report on Form 8-K filed on October 26, 2001;

       (c)   our current report on Form 8-K filed on November 1, 2001; and

       (d) the description of our common stock contained in the registration statement on Form 8-A/A filed on November 1, 2001 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

       All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The validity of the shares offered hereby will be passed upon for us by Foley, Hoag & Eliot LLP, Boston, Massachusetts. A partner of that firm owns 3,000 shares of our common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Article 6C of our restated articles of organization provides that, with certain exceptions, we will indemnify and hold harmless to the fullest extent authorized by the Massachusetts Business Corporation Law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she is or was (a) a director of PRI, (b) an officer of PRI elected or appointed by our stockholders or our board of directors, or (c) serving at the request of our board of directors, as evidenced by a vote of the board of directors before the occurrence of the event to which the indemnification relates, as a director, officer, employee or other agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss reasonably incurred by any such indemnitee in connection with his or her service in that capacity. We may also, to the extent authorized by our board of directors, grant rights to indemnification and advancement of expenses to any of our other employees or agents. Notwithstanding the foregoing, if required by the Massachusetts Business Corporation Law, we will advance expenses incurred by an indemnitee only upon delivery to us of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal, that the indemnitee is not entitled to be indemnified for those expenses.

       The rights under Article 6C may not be amended or terminated so as to adversely affect an individual's rights with respect to the period before the amendment or termination without the consent of the person entitled to the indemnification, unless otherwise required by the Massachusetts Business Corporation Law.

       Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation

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or, to the extent that the matter relates to service with respect to an employee benefit plan, in the best interests of the participants of the employee benefit plan.

       In addition, we have agreed to indemnify each of our officers and directors who is involved with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that (a) he or she is or was a director, officer, employee or agent of PRI or any subsidiary of PRI, (b) he or she is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) he or she is or was serving at our request in any capacity with respect to any employee benefit plan. The indemnification covers all expenses, judgments, fines, penalties, losses, claims, damages or liabilities, including amounts paid in settlement, in connection with such action or proceeding. We will advance all expenses reasonably incurred by any officer or director in connection with any action or proceeding. We have also agreed to compensate the indemnitee $500 per day and reimburse the indemnitee for all related expenses if the indemnitee is no longer our employee. These agreements are intended to indemnify our officers and directors to the full extent permitted by law.

       The effect of these provisions would be to authorize indemnification by us for liabilities arising from the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       4.1 Restated Articles of Organization and amendments thereto (filed as Exhibit 3.1 to our current report on Form 8-K filed November 1, 2001 and incorporated herein by reference).

       4.2 Amended and Restated By-Laws of PRI (filed as Exhibit 3.4 to our registration statement on Form S-1, File No. 33-81836, and incorporated herein by reference).

       4.3 Specimen certificate for the common stock of PRI (filed as Exhibit 4.1 to our registration statement on Form S-1, File No. 33-81836, and incorporated herein by reference).

       4.4 Rights Agreement dated as of December 9, 1998 between PRI and State Street Bank and Trust Company, as rights agent (filed as
               Exhibit 4.1 to our current report on Form 8-K filed on December 10, 1998 and incorporated herein by reference).

       4.5 Amendment No. 1 to Rights Agreement dated as of October 22, 2001 between PRI and State Street Bank and Trust Company, as rights agent (filed as Exhibit 4.3 to our current report on Form 8-K filed November 1, 2001 and incorporated herein by reference).

       4.6 Amendment No. 2 to Rights Agreement dated as of October 23, 2001 between PRI and State Street Bank and Trust Company, as rights agent (filed as Exhibit 4.4 to our current report on Form 8-K filed November 1, 2001 and incorporated herein by reference).

       4.7 Form of Rights Certificate (filed as Exhibit 4.5 to our current report on Form 8-K filed November 1, 2001 and incorporated herein by reference).

       4.8 Plan of Arrangement under Section 192 of the Canada Business Corporations Act dated March 2, 1999 of PRI Automation (Canada), Inc. (formerly known as Promis Systems Corporation Ltd.) (filed as Exhibit 99.1 to our registration statement on Form S-3, File No. 333-69721, and incorporated herein by reference).

       4.9 Voting and Exchange Trust Agreement dated March 2, 1999 among PRI, 1325949 Ontario Inc., PRI Automation (Canada), Inc. (formerly known as Promis Systems Corporation Ltd.) and Montreal Trust Company of Canada, as trustee (filed as Exhibit 99.2 to our registration statement on Form S-3, File No. 333-69721, and incorporated herein by reference).

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       4.10    Support Agreement dated March 2, 1999 among PRI, 1325949 Ontario
               Inc. and PRI Automation (Canada), Inc. (formerly known as Promis Systems Corporation Ltd.) (filed as Exhibit 99.3 to our registration statement on Form S-3, File No. 333-69721, and incorporated herein by reference).

       5.1     Opinion of Foley, Hoag & Eliot LLP.

      23.1     Consent of PricewaterhouseCoopers LLP.

      23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

      24.1     Power of Attorney (contained on the signature page).

ITEM 9.  UNDERTAKINGS.

       1. The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a

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director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Billerica, Massachusetts, as of December 27, 2001.

                                        PRI AUTOMATION, INC.


                                        By: /s/ MITCHELL G. TYSON
                                           ------------------------------------
                                           Mitchell G. Tyson
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Mitchell G. Tyson and Cosmo S. Trapani, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of December 27, 2001.

                       SIGNATURE                                           TITLE
                       ---------                                           ------
/s/ MITCHELL G. TYSON                            Chief Executive Officer, President and Director
-----------------------------------              (PRINCIPAL EXECUTIVE OFFICER)
Mitchell G. Tyson

/s/ MORDECHAI WIESLER                            Director and Chairman of the Board
-----------------------------------
Mordechai Wiesler

/s/ COSMO S. TRAPANI                             Chief Financial Officer and Treasurer
-----------------------------------              (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
Cosmo S. Trapani

/s/ ALEXANDER V. D'ARBELOFF                      Director
-----------------------------------
Alexander V. d'Arbeloff

/s/ BORUCH FRUSZTAJER                            Director
-----------------------------------
Boruch Frusztajer

/s/ AMRAM RASIEL                                 Director
-----------------------------------
Amram Rasiel

/s/ KENNETH M. THOMPSON                          Director
-----------------------------------
Kenneth M. Thompson

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
   4.1           Restated Articles of Organization and amendments thereto (filed as Exhibit 3.1 to our current report on Form 8-K filed November 1, 2001 and incorporated herein by reference).

   4.2           Amended and Restated By-Laws of PRI (filed as Exhibit 3.4 to our registration statement on Form
                 S-1, File No. 33-81836, and incorporated herein by reference).

   4.3           Specimen certificate for the common stock of PRI (filed as Exhibit 4.1 to our registration statement on Form S-1, File No. 33-81836, and incorporated herein by reference).

   4.4           Rights Agreement dated as of December 9, 1998 between PRI and State Street Bank and Trust Company, as rights agent (filed as Exhibit 4.1 to our current report on Form 8-K filed on December 10, 1998 and incorporated herein by reference).

   4.5           Amendment No. 1 to Rights Agreement dated as of October 22, 2001 between PRI and State Street Bank and Trust Company, as rights agent (filed as Exhibit 4.3 to our current report on Form 8-K filed
                 November 1, 2001 and incorporated herein by reference).

   4.6           Amendment No. 2 to Rights Agreement dated as of October 23, 2001 between PRI and State Street Bank and Trust Company, as rights agent (filed as Exhibit 4.4 to our current report on Form 8-K filed
                 November 1, 2001 and incorporated herein by reference).

   4.7           Form of Rights Certificate (filed as Exhibit 4.5 to our current report on Form 8-K filed November
                 1, 2001 and incorporated herein by reference).

   4.8           Plan of Arrangement under Section 192 of the Canada Business Corporations Act dated March 2, 1999 of PRI Automation (Canada), Inc. (formerly known as Promis Systems Corporation Ltd.) (filed as
                 Exhibit 99.1 to our registration statement on Form S-3, File No. 333-69721, and incorporated herein by reference).

   4.9           Voting and Exchange Trust Agreement dated March 2, 1999 among PRI, 1325949 Ontario Inc., PRI
                 Automation (Canada), Inc. (formerly known as Promis Systems Corporation Ltd.) and Montreal Trust
                 Company of Canada, as trustee (filed as Exhibit 99.2 to our registration statement on Form S-3,
                 File No. 333-69721, and incorporated herein by reference).

   4.10          Support Agreement dated March 2, 1999 among PRI, 1325949 Ontario Inc. and PRI Automation (Canada),
                 Inc. (formerly known as Promis Systems Corporation Ltd.) (filed as Exhibit 99.3 to our registration statement on Form S-3, File No. 333-69721, and incorporated herein by reference).

   5.1           Opinion of Foley, Hoag & Eliot LLP.

  23.1           Consent of PricewaterhouseCoopers LLP.

  23.2           Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

  24.1           Power of Attorney (contained on the signature page).